UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026
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FATHOM HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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North Carolina
(State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)
2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code 888-455-6040
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on May 3, 2024, E4:9 Holdings, LLC (the “Seller”), a subsidiary of Fathom Holdings Inc. (the “Company”), Dagley Insurance Agency, LLC ( “Dagley Insurance”), D6 Holdings, LLC (the “Purchaser”), and Nathan Dagley (“Dagley”) entered into an Equity Purchase Agreement (the “EPA”), pursuant to which the Seller sold to the Purchaser all of the issued and outstanding membership interests of Dagley Insurance. The Company had previously acquired E4:9 Holdings, LLC (including Dagley Insurance) pursuant to an Agreement and Plan of Merger dated April 13, 2021 (the “Merger Agreement”). Under Section 2.2 of the EPA, as part of the purchase price, the Purchaser was obligated to pay the Seller $3.0 million on May 3, 2026 (the “Third Payment”).

On June 30, 2026, the Seller, Dagley Insurance, the Purchaser, Dagley, and the Company entered into an Amendment to Equity Purchase Agreement and Release of Stockholder Claims (the “Amendment”), effective as of (the “Effective Date”). The Amendment provides for the following material terms:

Deferral and Installment of the Third Payment. Section 2.2 of the EPA was amended so that the Third Payment is payable in three installments: (i) a first installment of $985,000 that was paid prior to the Effective Date; (ii) a second installment of $1,000,000 due and paid July 1, 2026; and (iii) a third and final installment of $1,015,000 due September 1, 2026. If the Purchaser fails to pay all or part of these installments on a timely basis, interest accrues at a rate of 1.50% per month on amounts remaining due. The Seller is entitled to recover reasonable attorneys’ fees and expenses if legal action is necessary to enforce the Amendment.

Cancellation of Shares and Release of Stockholder Claims. Dagley agreed to the cancellation of 278,000 shares of the Company’s common stock issued in his name and agreed to execute documents to effectuate such cancellation.

Seller Affiliates Obligation. Section 7.4(a) of the EPA was deleted in its entirety and replaced to provide that, through May 2, 2028, the Company, its direct and indirect subsidiaries, and their successors and permitted assigns (the “Seller Affiliates”) shall continue to introduce their clients to Dagley Insurance and utilize its insurance services consistent with past practices (the “Seller Affiliates Obligation”), subject to the Company performing such services in accordance with applicable law, in good faith, and at a level of quality substantially similar to the prior 12 months (the “Service Standard”). If the Company fails to meet the Service Standard, the Seller Affiliates are not obligated to perform the Seller Affiliates Obligation.

Mutual Releases. The Dagley Parties and the Fathom Holdings Parties (each as defined in the Amendment) provided mutual releases of claims.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*
Amendment to Equity Purchase Agreement and Release of Stockholder Claims, dated as of June 30, 2026, by and among E4:9 Holdings, LLC, Dagley Insurance Agency, LLC, D6 Holdings, LLC, Nathan Dagley, and Fathom Holdings Inc.

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: July 6, 2026	/s/ Adam Rothstein
Adam Rothstein
Interim Chief Executive Officer